Calculation of Filing Fee Tables Form S-1 (Form Type) JACKSON NATIONAL LIFE INSURANCE COMPANY (Exact Name of Registrant as Specified in its Charter) Table 1: Newly Registered and Carry Forward Securities Security Type Security Class Title Fee Calculation or Carry Forward Rule Amount Registered Proposed Maximum Offering Price Per Unit Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Carry Forward Form Type Carry Forward File Number Carry Forward Initial Effective Date Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward Newly Registered Securities Fees to be Paid Other Single Premium Deferred Index-Linked Annuity Contract and interests therein 457(o) N/A N/A $1,000,000.00 $110.20 per $1,000,000.00 $110.20 N/A N/A N/A N/A Fees Previously Paid N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A Carry Forward Securities Carry Forward Securities N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A Total Offering Amounts $1,000,000.00 $110.20 Total Fees Previously Paid $0 Total Fee Offsets $0 Net Fee Due $110.20